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                                                                    EXHIBIT 10.1

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                           LOAN AND SECURITY AGREEMENT

                                  by and among

                            SHOE PAVILION CORPORATION

                                  as Borrower,

                                       and

                         WELLS FARGO RETAIL FINANCE, LLC

                                    as Lender

                           Dated as of April 18, 2003

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                                TABLE OF CONTENTS
1.       DEFINITIONS AND CONSTRUCTION.................................................................1
         1.1      Definitions.........................................................................1
         1.2      Accounting Terms...................................................................24
         1.3      Code...............................................................................24
         1.4      Construction.......................................................................24
         1.5      Schedules and Exhibits.............................................................25

2.       LOAN AND TERMS OF PAYMENT...................................................................25
         2.1      Revolver Advances..................................................................25
         2.2      Reduction of Maximum Revolver Amount...............................................26
         2.3      Borrowing Procedures and Settlements...............................................26
         2.4      Payments...........................................................................26
         2.5      Overadvances.......................................................................28
         2.6      Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations........28
         2.7      Cash Management....................................................................30
         2.8      Crediting Payments; Float Charge...................................................31
         2.9      Designated Account.................................................................32
         2.10     Maintenance of Loan Account; Statements of Obligations.............................32
         2.11     Fees...............................................................................32
         2.12     Letters of Credit..................................................................33
         2.13     LIBOR Option.......................................................................36
         2.14     Capital Requirements...............................................................39

3.       CONDITIONS; TERM OF AGREEMENT...............................................................39
         3.1      Conditions Precedent to the Initial Extension of Credit............................39
         3.2      Conditions Subsequent to the Initial Extension of Credit...........................42
         3.3      Conditions Precedent to all Extensions of Credit...................................43
         3.4      Term...............................................................................43
         3.5      Effect of Termination..............................................................43
         3.6      Early Termination by Borrower......................................................44

4.       CREATION OF SECURITY INTEREST...............................................................45
         4.1      Grant of Security Interest.........................................................45
         4.2      Negotiable Collateral..............................................................45
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.............45
         4.4      Filing of Financing Statements; Commercial Tort Claims; Delivery of
                  Additional Documentation Required..................................................45
         4.5      Power of Attorney..................................................................46
         4.6      Right to Inspect...................................................................47
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
         4.7      Control Agreements.................................................................47

5.       REPRESENTATIONS AND WARRANTIES..............................................................47
         5.1      No Encumbrances....................................................................48
         5.2      Accounts...........................................................................48
         5.3      Eligible Inventory.................................................................48
         5.4      Equipment..........................................................................48
         5.5      Location of Inventory and Equipment................................................48
         5.6      Inventory Records..................................................................48
         5.7      State of Incorporation; Location of Chief Executive Office; FEIN;
                  Organizational ID Number; Commercial Tort Claims...................................48
         5.8      Due Organization and Qualification; Subsidiaries...................................49
         5.9      Due Authorization; No Conflict.....................................................49
         5.10     Litigation.........................................................................51
         5.11     No Material Adverse Change.........................................................51
         5.12     Fraudulent Transfer................................................................51
         5.13     Employee Benefits..................................................................51
         5.14     Environmental Condition............................................................51
         5.15     Brokerage Fees.....................................................................52
         5.16     Intellectual Property..............................................................52
         5.17     Leases.............................................................................52
         5.18     Deposit Accounts and Securities Accounts...........................................52
         5.19     Complete Disclosure................................................................52
         5.20     Indebtedness.......................................................................53
         5.21     Credit Card Receipts...............................................................53
         5.22     Payment of Taxes...................................................................53

6.       AFFIRMATIVE COVENANTS.......................................................................53
         6.1      Accounting System..................................................................53
         6.2      Collateral Reporting...............................................................53
         6.3      Financial Statements, Reports, Certificates........................................53
         6.4      [intentionally omitted]............................................................56
         6.5      Returns............................................................................56
         6.6      Maintenance of Properties..........................................................56
         6.7      Taxes..............................................................................56
         6.8      Insurance..........................................................................56
         6.9      Location of Inventory and Equipment................................................57
         6.10     Compliance with Laws...............................................................58
         6.11     Leases.............................................................................58
         6.12     Existence..........................................................................58
         6.13     Environmental......................................................................58
         6.14     Disclosure Updates.................................................................58
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

         6.15     Formation of Subsidiaries. At the time that Borrower or any
                  Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date,
                  Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Lender a joinder to the Guaranty and the
                  Guarantor Security Agreement, together with such other
                  security documents (including mortgages with respect to any
                  Real Property of such new Subsidiary), as well as appropriate
                  UCC-1 financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and
                  substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted
                  Liens) in and to the assets of such newly formed or acquired
                  Subsidiary), (b) provide to Lender a pledge agreement and
                  appropriate certificates and powers or UCC-1 financing
                  statements, hypothecating all of the direct or beneficial
                  ownership interest in such new Subsidiary, in form and
                  substance satisfactory to Lender, and (c) provide to Lender all other documentation, including one or more opinions of counsel satisfactory to Lender, which in its opinion is
                  appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan
                  Document...........................................................................59
         6.16     Mailing Lists, Advertising.........................................................59
         6.17     Investment Proceeds, Etc...........................................................59

7.       NEGATIVE COVENANTS..........................................................................59
         7.1      Indebtedness.......................................................................59
         7.2      Liens..............................................................................60
         7.3      Restrictions on Fundamental Changes................................................60
         7.4      Disposal of Assets.................................................................61
         7.5      Change Name........................................................................61
         7.6      Nature of Business.................................................................61
         7.7      Prepayments and Amendments.........................................................61
         7.8      Change of Control..................................................................61
         7.9      Consignments.......................................................................61
         7.10     Distributions......................................................................61
         7.11     Accounting Methods.................................................................62
         7.12     Investments........................................................................62
         7.13     Transactions with Affiliates.......................................................62
         7.14     Suspension.........................................................................62
         7.15     Compensation.......................................................................63
         7.16     Use of Proceeds....................................................................63
         7.17     Inventory and Equipment with Bailees...............................................63
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
         7.18     Financial Covenants................................................................63
         7.19     Store Openings and Closings........................................................63

8.       EVENTS OF DEFAULT...........................................................................64

9.       LENDER'S RIGHTS AND REMEDIES................................................................67
         9.1      Rights and Remedies................................................................67
         9.2      Remedies Cumulative................................................................69

10.      TAXES AND EXPENSES..........................................................................69

11.      WAIVERS; INDEMNIFICATION....................................................................70
         11.1     Demand; Protest; etc...............................................................70
         11.2     Lender's Liability for Borrower Collateral.........................................70
         11.3     Indemnification....................................................................70

12.      NOTICES.....................................................................................71

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..................................................72

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..................................................73
         14.1     Assignments and Participations.....................................................73
         14.2     Successors.........................................................................74

15.      AMENDMENTS; WAIVERS.........................................................................75
         15.1     Amendments and Waivers.............................................................75
         15.2     No Waivers; Cumulative Remedies....................................................75

16.      GENERAL PROVISIONS..........................................................................75
         16.1     Effectiveness......................................................................75
         16.2     Section Headings...................................................................75
         16.3     Interpretation.....................................................................75
         16.4     Severability of Provisions.........................................................75
         16.5     Amendments in Writing..............................................................75
         16.6     Counterparts; Telefacsimile Execution..............................................76
         16.7     Revival and Reinstatement of Obligations...........................................76
         16.8     Confidentiality....................................................................76
         16.9     Integration........................................................................77
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                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of April 18, 2003, by and among, WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company ("Lender"), on the one hand, and, on the other hand, SHOE PAVILION CORPORATION, a Washington corporation
("Borrower").

                  The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General
Intangible.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank
Product Provider for the account of Borrower or its Subsidiaries.

                  "Additional Documents" has the meaning set forth in Section
4.4(c).

                  "Advances" has the meaning set forth in Section 2.1(a).

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise;
provided, however, that, for purposes of Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

                                       -1-

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                  "Agreement" has the meaning set forth in the preamble to this
Agreement.

                  "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the second anniversary of the Closing Date, 0.5% times the average amount of the Maximum Revolver Amount over the 360 day period preceding such date of determination (or such lesser period of time that has elapsed between the date of the execution and delivery of this Agreement and such date of determination), and (b) from and after the date that is the second anniversary of the Closing
Date, zero.

                  "Approved Bonuses" means bonuses payable to the Permitted
Holder in accordance with the terms of the bonus plan described on Schedule A-1 which bonuses may be paid (a) no more frequently than once per fiscal year and
(b) only after Lender's receipt of Parent's annual audited financial statements under Section 6.3(b).

                  "Assignee" has the meaning set forth in Section 14.1.

                  "Audit/Appraisal Fee Triggering Event" has the meaning set forth in Section 2.11(c).

                  "Authorized Person" means the Chief Executive Officer, Chief
Financial Officer, Controller, or Assistant Controller of Borrower.

                  "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

                  "Availability Reserves" means such reserves as Lender from time to time determines in its Permitted Discretion as being appropriate to reflect the impediments to Lender's ability to realize upon the Collateral.
Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following: (a) 1 month of rent for any leased store location in a Landlord Lien State for which an acceptable Collateral Access Agreement has not been received by Lender
(irrespective of whether any rent is currently due); (b) returns, customer credits, gift certificates and frequent shopper programs; (c) payables (based upon payables which are 60 days or more past due); (d) customer deposits; (e) taxes and other governmental charges, including tax Liens, ad valorem, personal property, sales, and other taxes to the extent that such items are past-due and may have priority over the security interests of Lender in the Collateral; (f) any judgment lien against Borrower or the Collateral; (g) the Minimum
Availability Reserve; and (h) the Gilbert West Reserve.

                  "Bank Product" means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement)

                                       -2-

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including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge
Agreements.

                  "Bank Product Agreements" means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

                  "Bank Product Provider" means Wells Fargo or any of its Affiliates.

                  "Bank Product Reserve" means, as of any date of determination, the amount of reserves that Lender has established (based upon the Bank Product
Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) in respect of Bank Products then provided or outstanding.

                  "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate
Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells
Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are

                                       -3-

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calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells
Fargo may designate.

                  "Base Rate Loan" means the portion of the Advances that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Margin" means, as of any date of determination, the margin specified in the pricing matrix below based on Borrower's continuous maintenance during the immediately preceding 3 month period of the Availability specified in the pricing matrix below (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date through December 31, 2003, the Base Rate Margin shall be 0 percentage points; provided, further, however, that for the purpose of calculating Availability with respect to the pricing matrix below, the Minimum Availability Reserve shall be disregarded.

        Level              Base Rate Margin               Availability
-------------------------------------------------------------------------------
          I               0 percentage points     Greater than $8,000,000
-------------------------------------------------------------------------------
         II               0 percentage points     Less than or equal to
                                                  $8,000,000 and greater than
                                                  $3,000,000
-------------------------------------------------------------------------------
         III            0.25 percentage points    Less than or equal to
                                                  $3,000,000
-------------------------------------------------------------------------------

                  The Base Rate Margin shall be redetermined as of the first day of each calendar quarter based on Availability during the previous calendar quarter as determined by Lender in accordance with borrowing base certificates and other collateral reports delivered by Borrower to Lender.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

                  "Books" means Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower's or its

                                       -4-

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Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a)      all of its Accounts,

                           (b)      all of its Books,

                           (c)      all of its commercial tort claims,

                           (d)      all of its Deposit Accounts,

                           (e)      all of its Equipment,

                           (f)      all of its General Intangibles,

                           (g)      all of its Inventory,

                           (h)      all of its Investment Property (including
all of its securities and Securities Accounts),

                           (i)      all of its Negotiable Collateral,

                           (j)      money or other assets of Borrower that now
or hereafter come into the possession, custody, or control of Lender, and

                           (k)      the proceeds and products, whether tangible
or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable
Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Borrowing" means a borrowing hereunder of an Advance.

                  "Borrowing Base" means, as of any date of determination, the result of:

                           (a)      the lesser of

                                         (i)   80% of the Net Retail Liquidation
                                    Value of Eligible Inventory, and

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                                         (ii)  60% of the value of Eligible
                                    Inventory,

                                         plus

                           (b)      the least of

                                         (i)   80% of the Net Retail Liquidation
                                    Value of Eligible LC Inventory,

                                         (ii)  60% of the value of Eligible LC
                                    Inventory, and

                                         (iii) $3,000,000,

                                         minus

                           (c)      the sum of (i) the amount of any Inventory
                           Reserves, (ii) the Bank Product Reserve, and
                           (iii) the aggregate amount of reserves, if any, established by Lender under Section
                           2.1(b).

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations incurred during such period, (b) to the extent not covered by clause (a) above, the amount of all tenant improvements in stores leased by Borrower less the amount of any tenant improvement allocations paid in cash to Borrower by the landlord of any such store, and (c) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital
Stock of, any other Person.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

                                       -6-


                  "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Lender, each of which is among Borrower or one of its Subsidiaries, Lender, and one of the Cash Management Banks.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Change of Control" means that (a) the Permitted Holders cease to be the beneficial owners (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Parent ceases to own and control 100% of the outstanding Stock of Borrower.

                  "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

                  "Closing Date Business Plan" means the set of Projections of Borrower for the period from the Closing Date through the end of Borrower's fiscal year 2003, on a month by month basis, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                  "Code" means the California Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or its Subsidiaries' Equipment, Books, or Inventory, in each case, in form and substance satisfactory to Lender.

                  "Collections" means all cash, checks, notes, instruments, credit card slips or receipts, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower and its Subsidiaries.

                  "Commercial Tort Claim Assignments" has the meaning set forth in Section 4.4(b).

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower or one of its Subsidiaries, Lender, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

                  "Cost" means the calculated cost of Inventory, as determined from invoices received by Borrower, Borrower's purchase journals or stock ledgers, based upon Borrower's accounting practices, known to Lender, which practices are in effect on the date on which this Agreement is executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges, acceptable to Lender in its Permitted Discretion, used in Borrower's determination of cost of goods sold and bringing goods to market.

                  "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Lender and each of which is among Lender, Borrower and one of Borrower's Credit Card Processors.

                  "Credit Card Processor" means any Person (including an issuer of a credit card) that acts as a credit card clearinghouse or remits payments due to Borrower with respect to credit card charges accepted by Borrower.

                  "Daily Balance" means, as of any date of determination, the amount of the relevant Obligation owed at the end of such day.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

                  "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

                  "Deposit Account" means any deposit account (as that term is defined in the Code).

                  "Designated Account" means the Deposit Account of Borrower identified on Schedule D-1.

                  "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

                  "Dollars" or "$" means United States dollars.

                  "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

                  "Eligible L/C Inventory" means, as of the date of determination thereof, Inventory (or goods in the process of being manufactured into Inventory) (a) not yet received at Borrower's distribution center set forth on Schedule E-1, (b) the purchase of which is supported by a commercial Letter of Credit having an expiry within 60 days after such date of determination, (c) as to which a customs broker agency agreement, reasonably satisfactory to Lender, is in effect and (d) which upon receipt by Borrower would otherwise constitute Eligible Inventory.

                  "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit or appraisal performed by Lender from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                           (a)      Borrower does not have good, valid, and
marketable title thereto,

                           (b)      it is not (i) located at one of the
locations in the continental United States set forth on Schedule E-1 or (ii) in-transit from one such location to another such location,

                           (c)      it is located on real property leased (other
than a retail store location) by Borrower or in a contract warehouse (other than the Gilbert West Warehouse Facility), in each case, unless it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                           (d)      it is not subject to a valid and perfected
first priority Lender's Lien,

                           (e)      it consists of goods returned or rejected by
Borrower's customers, or

                           (g)      it consists of goods that are obsolete or
slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries, or any of their predecessors in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower or its Subsidiaries, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Existing Lender" means Wells Fargo.

                  "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                  "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Lender, in form and substance satisfactory to Lender.

                  "FEIN" means Federal Employer Identification Number.

                  "Fixed Charges" means with respect to Borrower and its Subsidiaries for any period, the sum, without duplication, of (a) Interest Expense, (b) principal payments required to be paid during such period in respect of Indebtedness, and (c) payments required to be paid during such period in respect of Capital Leases.

                  "Fixed Charge Coverage Ratio" means, with respect to Borrower and its Subsidiaries for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period minus all federal, state, and local income taxes accrued for such period, to (ii) Fixed Charges for such period.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

                  "Gilbert West Reserve" means a reserve in an amount equal to 2 months of Borrower's accounts payable in respect of the services provided to Borrower by P&O Nedlloyd Logistics LLC (dba Gilbert West), such amount to be determined by Lender in its Permitted Discretion.

                  "Gilbert West Warehouse Facility" means that certain warehouse and distribution facility owned by P&O Nedlloyd Logistics LLC (dba Gilbert West) located at 15835 San Antonio, Chino, California 91710.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantor" means Parent.

                  "Guarantor Security Agreement" means one or more security agreements executed and delivered by Guarantor in favor of Lender, in each case, in form and substance satisfactory to Lender.

                  "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantor in favor of Lender, for the benefit of itself and the Bank Product Providers, in form and substance satisfactory to Lender.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrower or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

                  "Indebtedness" means (a) all obligations for borrowed money,
(b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed,
(e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrower and each of its Subsidiaries and Lender, the form and substance of which is satisfactory to Lender.

                  "Interest Expense" means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means inventory (as that term is defined in the Code).

                  "Inventory Reserves" means such reserves as Lender determines from time to time in its Permitted Discretion as being appropriate to reflect the impediments to Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following: (a) the extent to which Inventory consists of goods that (i) are restrictive or custom items, bill and hold goods, defective, damaged, prepared for return to vendor, not first quality goods, work-in-process or raw materials or (ii) constitute spare parts, packaging and shipping materials or supplies; (b) shrinkage; (c) valuation; and
(d) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Landlord Lien State" means a state of the United States that provides either by statute or common law for a lien in favor of a landlord in respect of unpaid rent or other amounts under a lease of real property.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lender" has the meaning set forth in the preamble to this Agreement.

                  "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any of its

Subsidiaries, (h) Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender-Related Persons" means Lender, together with its Affiliates, officers, directors, employees, attorneys, and agents.

                  "Lender's Account" means the Deposit Account of Lender identified on Schedule L-1.

                  "Lender's Liens" means the Liens granted by Borrower or its Subsidiaries to Lender under this Agreement or the other Loan Documents.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means, as of any date of determination, the margin specified in the pricing matrix below based on Borrower's continuous maintenance during the immediately preceding 3 month period of the Availability specified in the pricing matrix below (determined as set forth in the following paragraph); provided, however, that for the period from the Closing Date through December 31, 2003, the LIBOR Rate Margin shall be 1.75 percentage points; provided, further, however, that for the purpose of calculating

Availability with respect to the pricing matrix below, the Minimum Availability Reserve shall be disregarded.

    Level            LIBOR Rate Margin                    Availability
--------------------------------------------------------------------------------
      I            1.75 percentage points     Greater than $8,000,000
--------------------------------------------------------------------------------
     II            2.0 percentage points      Less than or equal to $8,000,000
                                              and greater than $3,000,000
--------------------------------------------------------------------------------
     III           2.25 percentage points     Less than or equal to $3,000,000
--------------------------------------------------------------------------------

                  The LIBOR Rate Margin shall be redetermined as of the first day of each calendar quarter based on Availability during the previous calendar quarter as determined by Lender in accordance with borrowing base certificates and other collateral reports delivered by Borrower to Lender.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Credit Card Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Perfection Certificate, the Stock Pledge Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $20,000,000.

                  "Minimum Availability Reserve" means an amount equal to $1,500,000 thereafter.

                  "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Liquidation Percentage" means, at any date of determination, the percentage of the Cost value of Borrower's Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses, such percentage to be as determined from time to time by Lender in its Permitted Discretion or by a qualified appraisal company selected by Lender.

                  "Net Retail Liquidation Value" means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Eligible Inventory as of such date.

                  "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Parent" means Shoe Pavilion, Inc., a Delaware corporation.

                  "Participant" has the meaning set forth in Section 14.1(d).

                  "Pay-Off Letter" means a letter, in form and substance satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower and its Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower and its Subsidiaries.

                  "Perfection Certificate" means the representations and warranties of officers form submitted by Lender to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "Permitted Capitalized Lease Obligations" means, as of any date of determination, Capitalized Lease Obligations incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $250,000.

                  "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.

                  "Permitted Holders" means Dmitry Beinus, his Family Members, and his Family Trusts.

                  "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries.

                  "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

                  "Permitted Protest" means any protest by Borrower or any of its Subsidiaries of any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $50,000.

                  "Permitted Share Repurchase" has the meaning set forth in
Section 7.10.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                   "Projections" means Borrower's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations and Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

                  "Required Availability" means that the sum of (a) Availability, plus (b) Qualified Cash exceeds $2,000,000 (such amount to be inclusive of the amount of the Minimum Availability Reserve).

                  "Reserve Percentage" means, on any day, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a securities account (as that term is defined in the Code).

                  "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower to Lender with respect to the pledge of the Stock owned by Borrower.

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "UCC Filing Authorization Letter" means a letter duly executed by Borrower and each Guarantor authorizing Lender to file appropriate financing statements on Form UCC-1 without the signature of Borrower or such Guarantor, as applicable, in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the security interests purported to be created by the Loan Documents.

                  "United States" means the United States of America.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrower.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "Voidable Transfer" has the meaning set forth in Section 16.7.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

                  "WFRF" means Wells Fargo Retail Finance, LLC, a Delaware limited liability company.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full of the Obligations shall mean the repayment in full in cash of all Obligations other than (a) contingent indemnification Obligations, (b) any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement, and (c) Obligations in respect of Letters of Credit that have been cash collateralized in an amount equal to 105% of the then extant Letter of Credit Usage. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1      Revolver Advances.

                           (a)      Subject to the terms and conditions of this
Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base, less the Letter of Credit Usage, less the amount of the Availability Reserves.

                           (b)      Anything to the contrary in this Section 2.1
notwithstanding, Lender shall have the right to reduce its Inventory advance rates or establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (iii) the amount of all trade payables of Borrower and its Subsidiaries aged in excess of historical levels with respect thereto, (iv) the amount of all book overdrafts of Borrower and its Subsidiaries in excess of historical practices with respect thereto, and (v) the amount of any held or post-dated checks issued by Borrower. In addition to the foregoing, Lender shall have the right to have the Borrower's Inventory reappraised by a qualified appraisal company selected by Lender from time to time after the Closing Date for the purpose of re-determining the Net Liquidation Percentage of the Eligible Inventory and, as a result, re-determining the Borrowing Base.

                           (c)      Lender shall have no obligation to make
additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                           (d)      Amounts borrowed pursuant to this Section
2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 Reduction of Maximum Revolver Amount. So long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may, without premium or penalty, reduce the Maximum Revolver Amount to an amount that is not less than the greater of (a) $15,000,000, and (b) the sum of (A) the aggregate unpaid principal amount of all Advances then outstanding, plus (B) the aggregate principal amount of all Advances not yet made as to which a request has been made by Borrower under Section 2.03(a), plus (C) the Letter of Credit Usage at such time, plus (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made. The Maximum Revolver Amount may be reduced by Borrower only 1 time and such reduction shall be in an amount which is an integral multiple of $100,000. Borrower shall provide Lender with at least 30 days prior written notice of its intent to reduce the Maximum Revolver Amount and such notice shall be irrevocable. Once reduced, the Maximum Revolver Amount may not be increased.

         2.3      Borrowing Procedures and Settlements.

                           (a)      Procedure for Borrowing. Each Borrowing
shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 1:00 p.m. (eastern time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                           (b)      Making of Advances. If Lender has received a
timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

         2.4      Payments.

                           (a)      Payments by Borrower. Except as otherwise
expressly provided herein, all payments by Borrower shall be made to Lender's Account for the account of Lender and shall be made in immediately available funds, no later than 2:00 p.m. (eastern time) on the date specified herein. Any payment received by Lender later than 2:00 p.m. (eastern time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (b)      Application of Payments.

                           (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                                    (A)      first, to pay any Lender Expenses
                           then due to Lender under the Loan Documents, until paid in full,

                                    (B)      second, to pay any fees then due to
                           Lender under the Loan Documents until paid in full,

                                    (C)      third, to pay interest due in
                           respect of all Advances until paid in full,

                                    (D)      fourth, so long as no Event of
                           Default has occurred and is continuing, and at Lender's election (which election Lender agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products until paid in full,

                                    (E)      fifth, so long as no Event of
                           Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                                    (F)      sixth, if an Event of Default has
                           occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to Lender, to be held by Lender, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and (iii) to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                                    (G)      seventh, to pay any other
                           Obligations (including the provision of amounts to Lender, to be held by Lender, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Lender in its Permitted Discretion as the amount necessary to secure Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products), and

                                    (H)      eighth, to Borrower (to be wired to
                           the Designated Account) or such other Person entitled thereto under applicable law.

                           (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                           (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                           (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
                  Section 2.4 shall control and govern.

         2.5 Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to Section 2.1 or 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1 or 2.12 (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

                           (a)      Interest Rates. Except as provided in clause
(c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                           (b)      Letter of Credit Fee. Borrower shall pay
Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(d)) which shall accrue at a rate equal to
(i) the applicable LIBOR Rate Margin times the Daily Balance of the undrawn amount of all outstanding standby Letters of Credit and (ii) the applicable LIBOR Rate Margin less 0.50 percentage points times the Daily Balance of the undrawn amount of all outstanding documentary Letters of Credit.

                           (c)      Default Rate. Upon the occurrence and during
the continuation of an Event of Default (and at the election of Lender),

                                    (i)      all Obligations (except for undrawn
                           Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                                    (ii)     the Letter of Credit fee provided
                           for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                           (d)      Payment. Except as provided to the contrary
in Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
Section 2.12(d) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Product Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                           (e)      Computation. All interest and fees
chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                           (f)      Intent to Limit Charges to Maximum Lawful
Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7      Cash Management.

                           (a)      Borrower shall and shall cause each of its
Subsidiaries to (i) establish and maintain cash management services of a type and on terms satisfactory to Borrower at one or more of the banks set forth on
Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its and its Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks. If, notwithstanding the provisions of this Section 2.7, Borrower receives or otherwise has dominion over or control of any Collections, Borrower shall hold such Collections in trust for Lender and shall not commingle such Collections with any of Borrower's other funds or deposit such Collections in any account of Borrower except as instructed by Lender.

                           (b)      Each Cash Management Bank shall establish
and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

                           (c)      Borrower shall establish and maintain Credit
Card Agreements with Lender and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by Borrower received by it (or other amounts payable by such

Credit Card Processor) into a designated Cash Management Account on a daily basis. Borrower shall not change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Lender.

                           (d)      So long as no Default or Event of Default
has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower (or its Subsidiaries, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

                           (e)      The Cash Management Accounts shall be cash
collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower hereby grants a Lien to Lender.

         2.8 Crediting Payments; Float Charge. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 2:00 p.m. (eastern time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrower for 1 Business Day of `clearance' or `float' at the rate then applicable to Base Rate Loans under Section 2.6(a) on all Collections that are received by Borrower and its Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board 1 Business Day clearance or float charge on all

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

Collections of Borrower and its Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending 1 Business Day after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Lender.

         2.9 Designated Account. Lender is authorized to make the Advances, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. So long as no Default or Event of Default has occurred and is continuing, Borrower may add or replace, the Designated Account Bank or the Designated Account on 30 days prior written notice to Lender; provided, however, that such prospective Designated Account Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

         2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Lender to Borrower or for Borrower's account, the Letters of Credit issued by Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with
Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 Fees. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

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

                           (a)      Unused Line Fee. On the first day of each
month during the term of this Agreement, an unused line fee in an amount equal to 0.30% per annum times the result of (i) the Maximum Revolver Amount, less
(ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                           (b)      Fee Letter Fees. As and when due and payable
under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

                           (c)      Audit, Appraisal, and Valuation Charges.
Audit, appraisal, and valuation fees and charges as follows (i) a fee of $900 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) a fee of $900 per day, per applicable individual, plus out-of-pocket expenses for the establishment of electronic collateral reporting systems (if Borrower and Lender agree to implement such systems), (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, or to appraise the Collateral or any portion thereof. The foregoing notwithstanding, from and after the Closing Date, Borrower shall not be required to pay for more than 2 financial audits and 2 inventory appraisal updates during any 12 consecutive month period so long as no Default or Event of Default has occurred and is continuing and Borrower has maintained Availability of at least $1,500,000 at all times since the Closing Date. If, however, Availability is less than $1,500,000 on any date or a Default or an Event of Default has occurred and is continuing (an "Audit/Appraisal Fee Triggering Event"), Borrower thereafter shall be required to pay for all financial audits and inventory appraisal updates; provided that if subsequent to any date that Availability is less than $1,500,000, Borrower maintains Availability of at least $1,500,000 for 30 consecutive days, Borrower thereafter shall not be required to pay for more than 2 financial audits and 2 inventory appraisal updates during any subsequent 12 consecutive month period (subject to the occurrence of no further Audit/Appraisal Fee Triggering Events) and Lender shall use commercially reasonable efforts to resume the audit/appraisal timing cycle that was in effect for Borrower prior to the occurrence of the Audit/Appraisal Fee Triggering Event.

         2.12     Letters of Credit.

                           (a)      Subject to the terms and conditions of this
Agreement, Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer to be Wells Fargo) for the account of

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

Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                           (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

                           (ii) the Letter of Credit Usage would exceed $5,000,000, or

                           (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

                  Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars or Euros. If Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 2:00 p.m. (eastern time) on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m., (eastern time), on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., (eastern time), on the Business Day that Borrower receives such notice, if such notice is received prior to 1:00 p.m., (eastern time), on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

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

                           (b)      Borrower hereby agrees to indemnify, save,
defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto (it being understood that if Lender fails to follow Borrower's instructions or those contained in the Letter of Credit, the exculpation of liability set forth in the immediately preceding clause will not apply). Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Lender.

                           (c)      Borrower hereby authorizes and directs any
Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                           (d)      Any and all charges, commissions, fees, and
costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                           (e)      If by reason of (i) any change after the
Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                           (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13     LIBOR Option.

                           (a)      Interest and Interest Payment Dates. In lieu
of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                           (b)      LIBOR Election.

                           (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 2:00 p.m. (eastern time) at least 3

                  Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (eastern time) on the same day).

                           (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender and the Lenders harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

                           (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $10,000 in excess thereof.

                           (c)      Prepayments. Borrower may prepay LIBOR Rate
Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Borrower's and its Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                           (d)      Special Provisions Applicable to LIBOR Rate.

                           (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                           (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans of Lender that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                           (e)      No Requirement of Matched Funding. Anything
to the contrary contained herein notwithstanding, neither Lender nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if

Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                           (a)      the Closing Date shall occur on or before
April 30, 2003;

                           (b)      Lender shall have received a UCC Filing
Authorization Letter, duly executed by Borrower and each Guarantor, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of Lender, desirable to perfect the Lender's Liens in and to the Collateral, and Lender shall have received searches reflecting the filing of all such financing statements;

                           (c)      Lender shall have received each of the
following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                           (i)      the Cash Management Agreements,

                           (ii)     the Control Agreements,

                           (iii)    the Disbursement Letter,

                           (iv)     the Due Diligence Letter,

                           (v)      the Fee Letter,

                           (vi)     the Guarantor Security Agreement,

                           (vii)    the Guaranty,

                           (viii)   the Intercompany Subordination Agreement,

                           (ix)     the Perfection Certificate,

                           (x) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries,

                           (xi) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and

                           (xii)    the Trademark Security Agreement;

                           (d)      Lender shall have received a certificate
from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                           (e)      Lender shall have received copies of
Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                           (f)      Lender shall have received a certificate of
status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                           (g)      Lender shall have received certificates of
status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material

Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                           (h)      Lender shall have received a certificate
from the Secretary of Guarantor attesting to the resolutions of Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which Guarantor is a party and authorizing specific officers of Guarantor to execute the same;

                           (i)      Lender shall have received copies of
Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Guarantor;

                           (j)      Lender shall have received a certificate of
status with respect to Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Guarantor, which certificate shall indicate that Guarantor is in good standing in such jurisdiction;

                           (k)      Lender shall have received certificates of
status with respect to Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Guarantor is in good standing in such jurisdictions;

                           (l)      Lender shall have received a certificate of
insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                           (m)      Lender shall have received a Collateral
Access Agreement with respect to all locations in which Inventory is held by a bailee, warehouseman or other similar Person, other than Inventory located at the Gilbert West Warehouse Facility.

                           (n)      Lender shall have received an opinion of
Borrower's counsel in form and substance satisfactory to Lender;

                           (o)      Lender shall have received satisfactory
evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower and its Subsidiaries have been timely filed and all taxes upon Borrower and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                           (p)      Borrower shall have the Required
Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

                           (q)      Lender shall have completed its business,
legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's and its Subsidiaries books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender, and (ii) an inspection of each of the locations where Borrower's and its Subsidiaries' Inventory is located, the results of which shall be satisfactory to Lender;

                           (r)      Lender shall have received an appraisal of
Borrower's Inventory showing the Net Liquidation Percentage applicable to such Inventory, the results of which shall be satisfactory to Lender;

                           (s)      Lender shall have paid all Lender Expenses
incurred in connection with the transactions evidenced by this Agreement;

                           (t)      Borrower and each of its Subsidiaries shall
have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

                           (u)      Borrower shall have executed and delivered
to Lender documentation suitable for recording with the United States Patent and Trademark Office providing for the name change from Shoe Inn, Inc. to Shoe Pavilion Corporation with respect to federal trademark registrations no. 2,130,383 and 1,670,905; and

                           (v)      all other documents and legal matters in
connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                           (a)      within 30 days of the Closing Date, Lender
shall have received certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

                           (b)      within 30 days of the Closing Date, Lender
shall have received the Credit Card Agreements, in form and substance satisfactory to Lender, duly executed, and in full force and effect, and

                           (c)      within 30 days of the Closing Date, Lender
shall have received Borrower's Closing Date Business Plan.

         3.3 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                           (a)      the representations and warranties contained
in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                           (b)      no Default or Event of Default shall have
occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                           (c)      no injunction, writ, restraining order, or
other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates, and

                           (d)      no Material Adverse Change shall have
occurred.

         3.4 Term. This Agreement shall continue in full force and effect for a term ending on April 18, 2006 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, terminations of Collateral Access Agreements, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 Early Termination by Borrower. Borrower has the option, at any time upon 60 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligation to extend credit shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or
(ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination. The foregoing to the contrary notwithstanding, in the event that Borrower repays the Obligations in full and terminates this Agreement pursuant to the first sentence of this Section 3.6 and if such repayment occurs with the proceeds of a refinancing provided by Wells Fargo, then the Applicable Prepayment Premium shall equal zero.

4.       CREATION OF SECURITY INTEREST.

         4.1 Grant of Security Interest. Borrower hereby grants to Lender, for the benefit of Lender and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 Negotiable Collateral. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Lender determines that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that Borrower's Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect Borrower's Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Lender or a Cash Management Bank in their original form as received by Borrower or its Subsidiaries.

         4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

                  (a) Borrower authorizes Lender to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof.

                  (b) If Borrower or its Subsidiaries acquire any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Lender a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Lender, pursuant to which Borrower or its Subsidiary, as applicable, shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Lender, as security for the Obligations (a "Commercial Tort Claim Assignment").

                  (c) At any time upon the request of Lender, Borrower shall execute or deliver to Lender, and shall cause its Subsidiaries to execute or deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to create, perfect, and continue perfected or to better perfect the Lender's Liens in the assets of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Lender's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall (i) provide Lender with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's or its Subsidiaries' Accounts, (d) endorse Borrower's name on any payment item (including all Collections) that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's or its Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

         4.7 Control Agreements. Borrower agrees that it will not, and will not permit its Subsidiaries to, transfer assets out of any of their Deposit Accounts or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower and its Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as Borrower (or its Subsidiary, as applicable), Lender, and the substitute bank or securities intermediary have entered into a Control Agreement. Borrower agrees that it will and will cause its Subsidiaries to take any or all reasonable steps that Lender requests in order for Lender to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof and as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 No Encumbrances. Borrower and its Subsidiaries have good and indefeasible title to their personal property assets and good and marketable title to their Real Property, in each case, free and clear of Liens except for Permitted Liens.

         5.2 Accounts. Except as set forth on Schedule 5.2, Borrower's Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

         5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Lender, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

         5.4 Equipment. All of the Equipment of Borrower and its Subsidiaries is used or held for use in their business and is fit for such purposes.

         5.5 Location of Inventory and Equipment. The Inventory and Equipment of Borrower and its Subsidiaries are not stored with a bailee, warehouseman, or similar party (other than Inventory stored at the Gilbert West Warehouse Facility), unless such party has entered into a Collateral Access Agreement with Borrower and Lender, and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9).

         5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

         5.7 State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number; Commercial Tort Claims.

                  (a) The state of organization of Borrower and each of its Subsidiaries Subsidiary is set forth on Schedule 5.7(a).

                  (b) The chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

                  (c) Borrower's and each of its Subsidiaries' FEIN and organizational identification number, if any, are identified on Schedule 5.7(c).

                  (d) As of the Closing Date, Borrower and its Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

         5.8      Due Organization and Qualification; Subsidiaries.

                           (a)      Borrower is duly organized and existing and
in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                           (b)      Set forth on Schedule 5.8(b), is a complete
and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                           (c)      Set forth on Schedule 5.8(c), is a complete
and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and
(iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                           (d)      Except as set forth on Schedule 5.8(c),
there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9      Due Authorization; No Conflict.

                           (a)      The execution, delivery, and performance by
Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

                           (b)      The execution, delivery, and performance by
Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the

Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

                           (c)      Other than the filing of financing
statements, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                           (d)      This Agreement and the other Loan Documents
to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                           (e)      The Lender's Liens are validly created,
perfected, and first priority Liens, subject only to Permitted Liens.

                           (f)      The execution, delivery, and performance by
Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Guarantor.

                           (g)      The execution, delivery, and performance by
Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Guarantor, the Governing Documents of Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Guarantor,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Guarantor, other than Permitted Liens, or (iv) require any approval of Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

                           (h)      Other than the filing of financing
statements, the execution, delivery, and performance by Guarantor of the Loan Documents to which Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                           (i)      The Loan Documents to which Guarantor is a
party, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantor will be the legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 No Material Adverse Change. All financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         5.12     Fraudulent Transfer.

                           (a)      Each of Borrower and each of its
Subsidiaries is Solvent.

                           (b)      No transfer of property is being made by
Borrower or its Subsidiaries and no obligation is being incurred by Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.

         5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14     Environmental Condition. Except as set forth on Schedule 5.14,
(a) to Borrower's knowledge, none of Borrower's or its Subsidiaries' assets has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) neither Borrower nor its Subsidiaries has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 Brokerage Fees. Neither Borrower nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower or its Subsidiaries in connection herewith.

         5.16 Intellectual Property. Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

         5.17 Leases. Except as set forth on Schedule 5.17, Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Borrower or its Subsidiaries exists under any of them.

         5.18     Deposit Accounts and Securities Accounts. Set forth on
Schedule 5.18 are all of Borrower's and its Subsidiaries Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

         5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrower's good faith best estimate (on the date such Closing Date Projections or additional Projections were prepared) of its and its Subsidiaries future performance for the periods covered thereby.

         5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21 Credit Card Receipts. Schedule 5.21 sets forth Borrower's Credit Card Processors and all arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of all credit card charges for sales by Borrower.

         5.22 Payment of Taxes. Except where the failure to do so could not reasonably be expected to have a Material Adverse Change, (a) all tax returns required to be filed by Borrower and its Subsidiaries have been timely filed and
(b) all taxes upon Borrower and its Subsidiaries or their properties, assets, income and franchises (including real property taxes and payroll taxes) but not subject of a Permitted Protest have been paid prior to delinquency.

6.       AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

         6.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries' Inventory.

         6.2 Collateral Reporting. Provide Lender with the documents set forth on Schedule 6.2 in accordance with the delivery schedule set forth thereon.

         6.3      Financial Statements, Reports, Certificates. Deliver to
Lender:

                           (a)      as soon as available, but in any event
within 30 days (45 days in the case of a month that is the end of one of Parent's fiscal quarters) after the end of each month during each of Parent's fiscal years,

                           (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                           (ii) a Compliance Certificate signed by the chief financial officer of Borrower to the effect that:

                                    (A)      the financial statements delivered
                           hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                                    (B)      the representations and warranties
                           of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                                    (C)      there does not exist any condition
                           or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto),

                                    (D)      all rent, tax, and insurance
                           payments required to be made hereunder have been timely paid, and

                                    (E)      Borrower is in compliance at the
                           end of such month with the applicable financial covenants contained in Section 7.18, and demonstrating such compliance in reasonable detail,

                           (b)      as soon as available, but in any event
within 120 days after the end of each of Parent's fiscal years,

                           (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and

                           (ii) a certificate of such accountants addressed to Lender and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18,

                           (c)      as soon as available, but in any event
within 30 days after the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby (it being understood that Lender may agree to revise financial covenants set forth in
Section 7.18 (but shall not be under any obligation to do so) and that Lender may create or expand reserves (in its Permitted Discretion) as a result of its review of such Projections),

                           (d)      if and when filed by Parent or Borrower,

                           (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                           (ii) any other filings made by Parent with the SEC,

                           (iii) copies of Parent's and Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                           (iv) any other information that is provided by Parent to its shareholders generally,

                           (e)      if and when filed by Parent or its
Subsidiaries and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Parent or its Subsidiaries conducts business or is required to pay any such excise tax, (ii) where Parent's or its Subsidiaries' failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Parent or its Subsidiaries, or (iii) where Parent's or its Subsidiaries' failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                           (f)      as soon as Borrower has knowledge of any
event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

                           (g)      promptly after the commencement thereof, but
in any event within 5 days after the service of process with respect thereto on Borrower or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which, if determined adversely to Borrower or such Subsidiary, reasonably could be expected to result in a Material Adverse Change,

                           (h)      as soon as available, but in any event
within 45 days after the end of each of Parent's fiscal years, interim "draft" financial statements, inclusive of subsequent periods until the audited year-end statements are delivered to Lender, and

                           (i)      upon the request of Lender, any other report
reasonably requested relating to the financial condition of Parent or its Subsidiaries.

                  In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent. Borrower agrees to cooperate with Lender to allow Lender to consult with its independent certified public accountants if Lender reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Parent or its Subsidiaries Lender reasonably may request.

         6.4      [intentionally omitted].

         6.5 Returns. Cause returns and allowances, as between Borrower and its Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

         6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

         6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower and its Subsidiaries have made such payments or deposits.

         6.8      Insurance.

                           (a)      At Borrower's expense, maintain insurance
respecting its and its Subsidiaries assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                           (b)      Borrower shall give Lender prompt notice of
any material loss covered by such insurance. Lender shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $50,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

                           (c)      Borrower will not and will not suffer or
permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 Location of Inventory and Equipment. Keep Borrower's and its Subsidiaries' Inventory and Equipment only at the locations identified on
Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Borrower may amend Schedule 5.5 and
Schedule 5.7 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides Lender a Collateral Access Agreement with respect thereto if such new location is in a Landlord Lien State or if Inventory at such new location is held by a bailee, warehouseman or similar Person.

         6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

         6.11 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower or any of its Subsidiaries is a party or by which Borrower's or any such Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 Existence. At all times preserve and keep in full force and effect Borrower's and its Subsidiaries valid existence and good standing and any rights and franchises material to their businesses.

         6.13     Environmental.

                           (a)      Keep any property either owned or operated
by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Lender with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

         6.15 Formation of Subsidiaries. At the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Lender a joinder to the Guaranty and the Guarantor Security Agreement, together with such other security documents (including mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate UCC-1 financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Lender a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender, and (c) provide to Lender all other documentation, including one or more opinions of counsel satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

         6.16     Mailing Lists, Advertising.

                  Add Lender as an addressee on all mailing lists maintained by or for Borrower. At the request of Lender, Borrower shall provide Lender with copies of all advertising (including copies of all print advertising and duplicate tapes of all television and radio advertising.

         6.17 Investment Proceeds, Etc. The proceeds of any Investment from any source in Borrower or any Subsidiary of Borrower and any other funds received by Borrower other than from ordinary course business operations (including, without limitation, tax refunds, damage awards, or insurance or condemnation proceeds) shall be deposited directly into Lender's Account to be applied on account of the Obligations in accordance with Section 2.4(b).

7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

         7.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                           (a)      Indebtedness evidenced by this Agreement and
the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                           (b)      Indebtedness set forth on Schedule 5.20,

                           (c)      Permitted Purchase Money Indebtedness,

                           (d)      refinancings, renewals, or extensions of
Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as:
(i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the then extant principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

                           (e)      endorsement of instruments or other payment
items for deposit,

                           (f)      Indebtedness composing Permitted
Investments, and

                           (g)      Permitted Capitalized Lease Obligations.

         7.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3      Restrictions on Fundamental Changes.

                           (a)      Enter into any merger, consolidation,
reorganization, or recapitalization, or reclassify its Stock.

                           (b)      Liquidate, wind up, or dissolve itself (or
suffer any liquidation or dissolution).

                           (c)      Convey, sell, lease, license, assign,
transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

         7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's or its Subsidiaries assets (including by a "store-closing" or "going out of business" sale other than with respect to store closings permitted under
Section 7.19).

         7.5 Change Name. Change Borrower's or any of its Subsidiaries' names, FEINs, organizational identification number, state of organizational or organizational identity; provided, however, that Borrower or any of its Subsidiaries may change their names upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Lender's Liens.

         7.6 Nature of Business. Make any change in the principal nature of its or their business.

         7.7      Prepayments and Amendments.

                           (a)      Except in connection with a refinancing
permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than the Obligations in accordance with this Agreement, and

                           (b)      Except in connection with a refinancing
permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

         7.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.9 Consignments. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.10 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding; provided that Borrower may pay dividends to Parent from time to time for the sole purpose of providing funds to Parent for the re-purchase of Parent's common Stock ("Permitted Share

Repurchase"). Borrower may pay dividends to Parent for a Permitted Share Repurchase only if (a) no Default or Event of Default has occurred and is continuing or would result from any such dividend or re-purchase; (b) Borrower has Availability of at least $3,000,000 after giving effect to such dividend;
(c) such Stock is not purchased from executive officers or directors (or their Family Members or Family Trusts) or from Affiliates of Parent; and (d) Borrower has provided Lender with at least 30 Business Days prior written notice of such dividend and re-purchase, together with an officer's certificate calculating and certifying Borrower's compliance with the Fixed Charge Coverage Ratio covenant in Section 7.18(a) with respect to the 12 month period ending on the last day of the month immediately preceding the month in which such notice is delivered to Lender.

         7.11 Accounting Methods. (a) Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding Borrower's and its Subsidiaries' financial condition; or (b) change accounting firms without obtaining the prior written consent of Lender to the proposed new accounting firm (such consent not to be unreasonably withheld).

         7.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $100,000 at any one time unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Lender's Liens in such Permitted Investments. Subject to the foregoing proviso, Borrower shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Lender shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

         7.13 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

         7.14 Suspension. Suspend or go out of a substantial portion of its or their business; provided that Borrower may close individual stores in accordance with Section 7.19.

         7.15 Compensation. Except for Approved Bonuses, pay or accrue total cash compensation, during any year, to the Permitted Holder or any of his Family Members in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

         7.16 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.17 Inventory and Equipment with Bailees. Store the Inventory or Equipment of Borrower or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Lender's prior written consent (other than Inventory stored at the Gilbert West Warehouse Facility) unless Lender has received a Collateral Access Agreement executed by such party and Borrower.

         7.18     Financial Covenants.

                           (a)      Fixed Charge Coverage Ratio. Fail to
maintain or achieve at any time, commencing on the last day of the month immediately preceding the month during which a Permitted Share Purchase is to be consummated, a Fixed Charge Coverage Ratio, measured on the last day of the month on a trailing 12 month basis, of at least 2.0 to 1.0. For avoidance of doubt, Borrower and Lender acknowledge that compliance with the Fixed Charge Coverage Ratio will only be required in connection with, and for all monthly periods after, the consummation of a Permitted Share Purchase and shall be measured on a trailing 12 month basis.

                           (b)      Capital Expenditures. Make Capital
Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

     ----------------------------------------------------------------------
     Fiscal Year 2003         Fiscal Year 2004 and thereafter
     ----------------------------------------------------------------------
     $1,000,000               To be established by Lender, in its Permitted
                              Discretion, based on Borrower's
                              annual Projections, as approved by Lender
     ----------------------------------------------------------------------

         7.19 Store Openings and Closings. Commit to open or open more than 5 locations at which Borrower offers for sale any of its Inventory during any fiscal year of Borrower or close more than 5 locations at which Borrower offers for sale any of its Inventory during any fiscal year of Borrower; provided that in the case of all openings, the new stores shall be comparable in size and Inventory mix to Borrower's existing stores, and that in the case of all closings, Borrower shall give Lender at least 30 days prior written notice of such closing and the Inventory at the location to be closed will not be Eligible

Inventory; provided further that Borrower may, in addition to the openings and closings permitted above, open 1 new store and close up to 11 existing stores, in each case at the locations described on Schedule 7.19 and subject to the restrictions set forth in first proviso above.

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations); provided, however, that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 2 Business Days of its receipt of telephonic notice of such Overadvance, Borrower eliminates such Overadvance;

         8.2      If Borrower:

                           (a)      fails to perform, keep, or observe any term,
provision, covenant, or agreement contained in Sections 2.7, 4.2, 4.4, 4.6, 6.8, 6.12, 6.15, and 7.1 through 7.19 of this Agreement;

                           (b)      fails or neglects to perform, keep, or
observe any term, provision, covenant, or agreement contained in Sections 4.5, 6.2, 6.3 (other than subsection (a) thereof), 6.5, 6.6, 6.7, 6.9, 6.10, 6.11, and 6.14 of this Agreement and such failure continues for a period of 5 Business Days;

                           (c)      fails or neglects to perform, keep, or
observe any term, provision, covenant, or agreement contained in Section 6.3(a) of this Agreement and such failure continues for a period of 15 days;or

                           (d)      fails or neglects to perform, keep, or
observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 10 Business Days; provided that, during any period of time that any such failure or neglect referred to in clauses (b), (c) or (d) of this Section 8.2 exists, even if such

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failure or neglect is not yet an Event of Default, Lender shall be relieved of its obligation to extend credit hereunder;

         8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7      (a)      If a notice of Lien is filed of record with respect
to Borrower's or any of its Subsidiaries' assets by the United States or any department, agency, or instrumentality thereof (a "Federal Lien"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Lender in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or

                  (b) If a notice of Lien is filed of record with respect to Borrowers' assets or any of its Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or combination thereof, is less than $100,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Lender shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate

                                      -65-

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amount of the underlying claims (determined by Lender, in its Permitted
Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Lender, in its Permitted Discretion, to arise in connection therewith);

         8.8 If one or more judgments or other claims involving an aggregate amount of $50,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any of Borrower's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower;

         8.9 If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder or to terminate such agreement;

         8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

         8.12 If the obligation of Guarantor under the Guaranty is limited or terminated by operation of law or by Guarantor;

         8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

         8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries, or a proceeding shall be commenced by Borrower or its Subsidiaries, or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

         8.15 Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than 15% of Borrower's consolidated revenues for Borrower's fiscal year preceding such event and such cessation or curtailment continues for more than 20 days;

9.       LENDER'S RIGHTS AND REMEDIES.

         9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                           (c)      Terminate this Agreement and any of the
other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                           (d)      Settle or adjust disputes and claims
directly with Borrower's Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                           (e)      Cause Borrower to hold all of its returned
Inventory in trust for Lender and segregate all such Inventory from all other assets of Borrower or in Borrower's possession;

                           (f)      Without notice to or demand upon Borrower,
make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in

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

order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                           (g)      Without notice to Borrower (such notice
being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                           (h)      Hold, as cash collateral, any and all
balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                           (i)      Instruct any securities intermediary to
liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Lender's Account;

                           (j)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                           (k)      Sell the Borrower Collateral at either a
public or private sale (including going out of business sales), or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale. Lender may conduct one or more going out of business sales, in Lender's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by Borrower. Lender and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of Lender or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in the disposition) shall be the sole property of Lender or such agent or contractor and neither Borrower nor any Person under or in right of Borrower shall have any interest therein;

                           (l)      Lender shall give notice of the disposition
of the Borrower Collateral as follows:

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

                           (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                           (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                           (m)      Lender may credit bid and purchase at any
public sale;

                           (n)      Lender may seek the appointment of a
receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

                           (o)      Lender shall have all other rights and
remedies available at law or in equity or pursuant to any other Loan Document.

         9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect itself from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

         11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         11.2 Lender's Liability for Borrower Collateral. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for:
(i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

         11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower's and its Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT

LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

                  If to Borrower:   SHOE PAVILION CORPORATION
                                    3200-F Regatta Boulevard
                                    Richmond, California  94804
                                    Attn: Mr. John Hellmann
                                    Fax No. 510-970-9783

                  with copies to:   SHEPPARD, MULLIN, RICHTER & HAMPTON
                                    Four Embarcadero Center, 17th Floor
                                    San Francisco, California  94111
                                    Attn:  William T. Manierre, Esq.
                                    Fax No. 415-434-3947

                  If to Lender:     WELLS FARGO RETAIL FINANCE, LLC
                                    One Boston Place, 18th Floor
                                    Boston, Massachusetts  02108
                                    Attn: Jennifer Cann
                                    Fax No. 617-523-4032

                  with copies to:   PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                    515 South Flower Street, 25th Floor
                                    Los Angeles, California  90071
                                    Attn:  John Francis Hilson, Esq.
                                    Fax No. 213-627-0705

                  Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this
Section 12, other than notices by Lender in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                           (a)      THE VALIDITY OF THIS AGREEMENT AND THE OTHER
LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                           (b)      THE PARTIES AGREE THAT ALL ACTIONS OR
PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                           (c)      BORROWER AND LENDER HEREBY WAIVE THEIR
RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH

KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1     Assignments and Participations.

                           (a)      Lender may assign and delegate to one or
more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

                           (b)      From and after the date that Lender provides
Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

                           (c)      Immediately upon Borrower's receipt of such
fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                           (d)      Lender may at any time sell to one or more
commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged,

(ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                           (e)      In connection with any such assignment or
participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                           (f)      Any other provision in this Agreement
notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.      AMENDMENTS; WAIVERS.

         15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.      GENERAL PROVISIONS.

         16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender whose signature is provided for on the signature pages hereof.

         16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 Amendments in Writing. This Agreement only can be amended by a writing signed by Lender and Borrower.

         16.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.8 Confidentiality. Lender agrees that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, (b) to Subsidiaries and Affiliates of Lender (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 16.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.8 shall survive for 2 years after the payment in full of the Obligations.

         16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [Signature pages to follow.]

                                       -77

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                            SHOE PAVILION CORPORATION,
                                            a Washington corporation

                                            By: /s/ John D. Hellmann
                                                --------------------------------
                                            Title: Vice President, CFO


                                            WELLS FARGO RETAIL FINANCE, LLC,
                                            a Delaware limited liability company

                                            By: /s/ Patrick J. Norton
                                                --------------------------------
                                            Title: Senior Vice President

                             EXHIBITS AND SCHEDULES

Exhibit C-1                Form of Compliance Certificate
Exhibit L-1                Form of LIBOR Notice

Schedule A-1               Approved Bonus Plan
Schedule D-1               Designated Account
Schedule E-1               Eligible Inventory Locations
Schedule L-1               Lender's Account
Schedule P-1               Permitted Liens
Schedule 2.8(a)            Cash Management Banks
Schedule 5.2               Accounts
Schedule 5.5               Locations of Inventory and Equipment
Schedule 5.7(a)            States of Organization
Schedule 5.7(b)            Chief Executive Offices
Schedule 5.7(c)            FEINs
Schedule 5.7(d)            Commercial Tort Claims
Schedule 5.8(c)            Capitalization of Borrower's Subsidiaries
Schedule 5.10              Litigation
Schedule 5.14              Environmental Matters
Schedule 5.16              Intellectual Property
Schedule 5.17              Leases
Schedule 5.18              Deposit Accounts and Securities Accounts
Schedule 5.20              Permitted Indebtedness
Schedule 5.21              Credit Card Receipts
Schedule 7.19              Permitted Store Openings and Closings

                                  SCHEDULE L-1
                                LENDER'S ACCOUNT

                  An account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number and maintained by Lender with Wells Fargo Bank, N.A., San Francisco, California, ABA # 121000248.

                                  SCHEDULE D-1
                               DESIGNATED ACCOUNT

                  Account number of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Lender.

                  "Designated Account Bank" means Wells Fargo Bank, N.A., whose office is located at One Kaiser Plaza, Suite 850, Oakland 94612, and whose ABA number is 121000248.

                                  SCHEDULE 6.2
                              COLLATERAL REPORTING

                  Borrower shall provide Lender with the following documents at the following times in form satisfactory to Lender:

                  (a) Borrowing Base Certificate. Daily, Borrower shall provide to Lender a signed borrowing base certificate. Such certificate may be sent to Lender electronically (with an electronic signature) or by facsimile transmission, provided, that in each case, upon request by Lender, the original thereof is forwarded to Lender on the date of such transmission. No adjustments to the borrowing base certificate may be made without supporting documentation and such other documentation as may be reasonably requested by Lender from time to time.

                  (b) Weekly Reports. Weekly, not later than Wednesday for the immediately preceding week:

                           (i)      supporting documentation of borrowing base
certificate (including supporting documentation for reserves, ineligibles, and a roll-forward of Borrower's Inventory)

                           (ii)     "flash sales report" by geographical market
(Borrower's format in use on the Closing Date is acceptable);

                  (c) Monthly Reports. Monthly, Borrower shall provide to Lender original counterparts of (each in such form as Lender from time to time may specify):

                           (i)      Within 15 days of the end of each month for
the immediately preceding month:

                                    (A)      stock ledger or perpetual
roll-forward (including sales, purchase, beginning -of-month Inventory, end-of-month Inventory);

                                    (B)      Inventory summary report by
location and by department;

                                    (C)      receiving report;

                                    (D)      copy of invoice reflecting current
payable owing for services rendered to Borrower at Gilbert West Warehouse Facility and evidence of the payment of such invoice;

                                    (E)      P.O. gross margin percentage
report; and

                                    (F)      Inventory certificate in Lender's
format.

                           (ii)     Within 30 days of the end of each month for
the immediately preceding month:

                                    (A)      reconciliation of the stock ledger
to the general ledger;

                                    (B)      statement of store activity in
Lender's format;

                                    (C)      gross margin reconciliation;

                                    (D)      comparable store sales; and

                                    (E)      accounts payable aging analysis.

                           (iii)    For purposes of items (c)(i) and (c)(ii)
above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be April 2003.

                           (iv)     Borrower hereby authorizes Lender to contact
P&O Nedlloyd Logistics LLC (dba Gilbert West) directly to confirm payment of the invoices referenced in item (c)(i)(D) above.